Exhibit 99.1

News Release

Sanofi-aventis	Merck
Media Contact :	Media Contact :
Jean-Marc Podvin	David Caouette
+33 1 53 77 44 50	(908) 423 34 61

Investor Contact :	Investor Contact :
Sébastien Martel	Carol Ferguson
+33 1 53 77 45 45	(908) 423 44 65

CONFERENCE CALL & WEBCAST
Sanofi-aventis and Merck will host a conference call today, Tuesday March 9, 2010 at 2:00 p.m. (Paris Time — CET) — 8:00 a.m. (NY Time — EST)
See details for the conference call at the end or the release.
Sanofi-aventis and Merck to create
a Global Leader in Animal Health
- Sanofi-aventis exercises its option to combine
Merial with Intervet/Schering-Plough
in a new equally-owned Joint Venture with Merck —
Paris, France and Whitehouse Station, NJ. — March 9, 2010 — Sanofi-aventis (EURONEXT: SAN and NYSE: SNY) and Merck & Co., Inc. (NYSE: MRK) announced today that sanofi-aventis has exercised its option to combine Merial with Intervet/Schering-Plough, Merck’s Animal Health business, to create a global leader in Animal Health.
     The new joint venture will be equally-owned by Merck and sanofi-aventis. The formation of this new animal health joint venture is subject to execution of final agreements, antitrust review in the United States, Europe and other countries and other customary closing conditions. The completion of the transaction is expected to occur in approximately the next 12 months.
     “The upcoming combination of Merial and Intervet/Schering-Plough is an exciting opportunity for sanofi-aventis to create with Merck a leading company in the Animal Health strategic and growing sector”, said Christopher A. Viehbacher, Chief Executive Officer of sanofi- aventis. “I am convinced that, together, we will create strong value in bringing broader and improved offerings in both pet and production animal segments. This transaction represents another consistent milestone in our diversification strategy to bring sustainable growth to sanofi-aventis.”
     “Merck has been in the animal health business for well over six decades and through this new joint venture, we will bolster our diverse portfolio and create a new global competitor poised for growth,” said Richard T. Clark, Merck Chairman, President and Chief Executive Officer. “This new joint venture delivers on Merck’s commitment to customer focus by creating one of the broadest portfolios of animal health products and services in pharmaceuticals and biologics for millions of customers who include farmers, veterinarians and pet owners. The planned joint venture will have an attractive geographical network of global technology and expertise to provide health solutions based on customers’ needs, which often vary regionally.”
     The entreprise value of Merial has been fixed at $8 billion and the entreprise value of Intervet/Schering-Plough at $8.5 billion, leading to a true-up payment of $250 million to Merck to establish a 50/50 joint venture. An additional amount of $750 million will be paid by sanofi-aventis, as per the terms of the agreement signed on July 29, 2009. All payments, including adjustments for debt and certain other liabilities will be made upon closing of the transaction. This new joint venture will offer a broader portfolio of animal health products and services in pharmaceuticals and biologics, as well as the ability to capitalize on growth opportunities in all fields and countries around the world.
     The worldwide animal health market reached $19 billion in 2008. Products for companion animals accounted for 40 percent of total sales while products for production animals accounted for the remaining 60 percent of total sales. This market is expected to grow at around 5 percent per year over the next 5 years, driven by a growing demand for animal proteins, as well as a strong consumer needs for companion animal health care.
     The companies said that both Merial and Intervet/Schering-Plough will continue to operate independently until the closing of the transaction.
About Merck
     Today’s Merck is working to help the world be well. Through our medicines, vaccines, biologic therapies, and consumer and animal products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to health care through far-reaching programs that donate and deliver our products to the people who need them. Merck. Be Well. For more information, visit www.merck.com.
About sanofi-aventis
     Sanofi-aventis, a leading global pharmaceutical company, discovers, develops and distributes therapeutic solutions to improve the lives of everyone. Sanofi-aventis is listed in Paris (EURONEXT: SAN) and in New York (NYSE: SNY).

About Intervet/Schering-Plough
     Intervet/Schering-Plough Animal Health, based in Boxmeer, the Netherlands, is focused on the research, development, manufacturing and marketing of animal health products. The company offers customers one of the broadest, most innovative animal health portfolios, spanning products to support performance and to prevent, treat and control disease in all major farm and companion animal species. Intervet/Schering-Plough Animal Health is a fully owned business unit of Merck & Co., Inc., based in Whitehouse Station NJ, USA. For more information about Intervet/Schering-Plough Animal Health visit: www.intervet.com and www.merck.com.
About Merial
     Merial is a world-leading, innovation-driven animal health company, providing a comprehensive range of products to enhance the health, well-being and performance of a wide range of animals. Merial employs approximately 5,700 people and operates in more than 150 countries worldwide. Formed in 1997, Merial is a leading animal health company that was a 50/50 joint venture between Merck and sanofi-aventis and is now a wholly-owned subsidiary of sanofi-aventis, after Sanofi-aventis acquired Merck’s interest in Merial for a cash consideration of $4 billion (US) in 2009. For more information, please see www.merial.com.
Forward Looking Statements by Merck
     This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; Merck’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions.
     Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2009 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).
Forward Looking Statements by sanofi-aventis
     This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential and statements regarding future performance. Forward-looking statements are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans” and similar expressions. Although sanofi-aventis’ management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of sanofi-aventis, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such products candidates, the absence of guarantee that the products candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, the Group’s ability to benefit from external growth opportunities as well as those discussed or identified in the public filings with the SEC and the AMF made by sanofi-aventis, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in sanofi-aventis’ annual report on Form 20-F for the year ended December 31, 2008. Other than as required by applicable law, sanofi-aventis does not undertake any obligation to update or revise any forward-looking information or statements.

TUESDAY MARCH 9, 2010 — CONFERENCE CALL & WEBCAST
Sanofi-aventis and Merck will host a conference call today, Tuesday March 9, 2010 at 2:00 p.m. CET (8:00 a.m. EST)
Call-in numbers:
France: +33 (0)1 72 00 15 29
UK: +44 (0) 203 367 94 59
USA: +1 866 907 59 28
Replay:
France: +33 (0)1 72 00 15 00
UK: +44 (0) 203 367 94 60
USA: +1 877 642 30 18
Access code: 269754#
Replay available until March 19, 2010
The presentation and a webcast of the conference call will be available on the websites www.sanofi-aventis.com. and www.merck.com.
The presentation will be followed by a Q&A session.

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